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                                                                   Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-57034 of Adelphia Communications Corporation on Form S-3 of our report dated March 29, 2001, appearing in the Annual Report on Form 10-K of Adelphia Communications Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
April 10, 2001